Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2007, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Aegerion Pharmaceuticals, Inc. dated March 21, 2007.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 20, 2007